Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-266409, 333-204868, 333-231989, and 333-180641) of Matador Resources Company of the reserves report as of December 31, 2023 dated July 19, 2024 relating to Ameredev Stateline II, LLC, which appears in this Current Report on Form 8-K/A.

/s/ W. Todd Brooker
W. Todd Brooker, P.E.
President
Cawley, Gillespie & Associates, Inc.
6500 River Place Blvd, Bldg 3 Suite 200
Austin, Texas 78730
November 7, 2024